Coty Inc. Reports First Quarter Fiscal 2015 Results

Net Revenues Up 1% Like-for-Like
Adjusted Earnings Per Share In Line with Prior Year, Reported Earnings Down

NEW YORK – November 6, 2014 -- Coty Inc. (NYSE: COTY) today announced financial results for the first quarter of fiscal year 2015, ended September 30, 2014.

Results at a glance	Three Months Ended September 30, 2014
		Change
		Reported	Constant
(in millions, except per share data)		Basis	Currency
Net revenues	$1,182.3	—	—
- Like-for-like*	1%
Operating income - reported	120.1	(27%)
Operating income - adjusted*	167.1	(10%)	(11%)
Net income - reported	10.6	(89%)
Net income - adjusted*	103.0	(5%)
EPS (diluted) - reported	$0.03	(88%)
EPS (diluted) - adjusted*	$0.28	—

* These measures, as well as “free cash flow,” are Non-GAAP Financial Measures. Refer to “Basis of Presentation and Exceptional Items” and “Non-GAAP Financial Measures” for discussion of these measures. Net Income represents Net Income Attributable to Coty Inc. Reconciliations from reported to adjusted results can be found at the end of this release.

First Quarter Fiscal 2015 Summary

•	Net revenues of $1,182.3 million increased 1% like-for-like and were flat as reported
•	Adjusted operating income of $167.1 million decreased from $186.1 million in the prior-year period
•	Reported net income of $10.6 million decreased from $93.5 million in the prior-year period primarily due to expense on early extinguishment of debt and restructuring charges
•	Adjusted net income of $103.0 million decreased from $108.3 million in the prior-year period
•	Adjusted earnings per diluted share of $0.28 were flat with the prior-year period
•	Net cash provided by operating activities was $26.2 million compared to $101.2 million in the prior-year period

Commenting on the Company’s performance, Bart Becht, Chairman and interim CEO, said,
“Q1 was a quarter of good strategic progress but mixed financial results. Our strategy of focusing on our power brands showed signs of progress, as power brands’ revenues grew mid-single digits due to exciting innovations like Sally Hansen Miracle Gel or Marc Jacobs Daisy Dream as well as higher support levels. While power brands, accounting for over 70% of revenues, showed strong growth, total company growth was just 1% on a like-for-like basis due to revenue declines on the balance of our portfolio. While adjusted operating profits for the quarter were lower primarily due to higher power brand support levels, adjusted EPS was flat due to a lower tax rate compared to the prior year and the benefits from our Share Repurchase Program.

As we look forward, we are targeting to gradually return Coty to profitable growth. To that end we will remain firmly focused on growing our power brands around the world behind innovation, strong support levels and improving market execution. This, combined with our $200 million Global Efficiency Plan, should help us make progress against the target over time.

We also recently announced our intention to buy the Bourjois color brand from CHANEL in exchange for Coty Class A shares. We are very happy with the anticipated addition of this historic and prestigious brand into our color cosmetics portfolio as we believe it not only strengthens our global color position, it materially increases our critical mass in France, Bourjois’ main market. We are equally looking forward to having CHANEL, a power house in fashion and cosmetics, as a key shareholder in our company.

We will also resume our Share Repurchase Program, which was suspended due to the impending Bourjois transaction, with $300 million remaining under its current authorization.”

Basis of Presentation and Exceptional Items

The term “like-for-like” describes the performance of the business on a comparable basis, excluding material acquisitions, all divestitures, discontinued operations and foreign currency exchange translations to the extent applicable. “Like-for-like” does not exclude net revenues from joint venture consolidations and conversion from third-party to direct distribution. The term “adjusted” excludes the impact of nonrecurring items, private company share-based compensation expense, impairment charges and restructuring costs to the extent applicable. Refer to “Non-GAAP Financial Measures” for a definition of free cash flow.

Net revenues are reported by segment and geographic region and are discussed below on a like-for-like basis. Operating income is reported by segment. All changes in margin percentage are described in basis points rounded to the nearest tenth of a percent.

Net revenues and adjusted operating income are presented on an actual and a constant currency basis. Net revenues are also reported on an adjusted basis and like-for-like. Operating income, net income and earnings per diluted share (EPS (diluted)) are presented on a reported (GAAP) basis and an adjusted (non-GAAP) basis. Selling, general and administrative expense (SG&A), effective tax rate, cash tax rate, gross margin, net income, operating income and operating income margin are presented on an adjusted (non-GAAP) basis. Net revenues on a constant currency basis and like-for-like, adjusted net revenues, adjusted operating income on a constant currency basis, adjusted operating income, adjusted operating income margin, adjusted effective tax rate, adjusted cash tax rate, adjusted net income, adjusted gross margin, adjusted EPS (diluted), adjusted SG&A and free cash flow are non-GAAP financial measures. A reconciliation between GAAP and non-GAAP results can be found in the tables and footnotes at the end of this release.

First Quarter Fiscal 2015 Summary Operating Review

Net revenues of $1,182.3 million increased 1% like-for-like and were flat as reported compared to the prior-year period. The like-for-like increase was driven by growth in the Color Cosmetics segment, partially offset by declines in the Fragrances and Skin & Body Care segments. The Color Cosmetics segment increased 10% like-for-like, driven by continued growth from Rimmel and strong performance of Sally Hansen. Fragrances declined 2% like-for-like, in part reflecting pressure in the mass fragrances market. Skin & Body Care also declined 2% like-for-like, with decreases in adidas and Playboy, partially offset by growth in philosophy. By geographic region, EMEA and Asia Pacific experienced momentum, offset by pressure in the Americas. EMEA grew 4% like-for-like, benefitting from the U.K., Eastern Europe, South Africa and the Middle East performance, partially offset by softness in Germany and Russia. Asia Pacific grew 3% like-for-like, with momentum in Australia, Travel Retail, Hong Kong and Korea. Net revenues in the Americas declined 4% like-for-like, with pressure in the U.S. and Canada, partially offset by strong growth in Brazil. In total, emerging markets grew 10% like-for-like in the first quarter, accounting for 28% of net revenues compared to 25% in the prior year on a like-for-like basis.

Adjusted gross margin decreased to 59.6% from 59.9% in the prior-year period. Savings in cost of goods from the supply chain savings programs were more than offset by the negative impact of higher customer discounts and allowances necessary to compete in the difficult market environment.

Adjusted SG&A expense as a percentage of net revenues increased to 43.9% from 42.2% in the prior-year period. The percentage increase was primarily driven by higher advertising and consumer promotion spending as a percentage of net revenues.

Operating income decreased 27% to $120.1 million from $165.6 million in the prior-year period. The reported operating income decline primarily reflected higher restructuring charges and an increased level of advertising and consumer promotion spending.

Adjusted operating income decreased 10% to $167.1 million from $186.1 million in the prior-year period. As a percentage of net revenues, adjusted operating margin declined 170 basis points to 14.1% from 15.8%, primarily driven by higher advertising and consumer promotion spending.

Adjusted effective tax rate was 24.9% compared to 30.7% in the prior-year period. The decline was primarily driven by a decrease in the tax expense for foreign jurisdictions. The adjusted cash tax rate for the quarter was 18.0%.

Net income decreased to $10.6 million from $93.5 million in the prior-year period, driven by lower operating income and loss on early extinguishment of debt of $88.8 million related to the prepayment of the Company’s Senior Notes, partially offset by lower tax expense.

Adjusted net income decreased 5% to $103.0 million from $108.3 million in the prior-year period, primarily reflecting lower adjusted operating income, partially offset by lower tax expense. As a percentage of net revenues, adjusted net income margin decreased 50 basis points to 8.7% from 9.2% in the prior-year period.

Cash Flows

•	Net cash provided by operating activities was $26.2 million, compared to $101.2 million in the prior-year period. This decrease of $75.0 million primarily reflects lower net income adjusted for non-cash items and the make-whole fee related to the prepayment of the Senior Notes.
•	Net debt increased by $179.7 million to $2,235.2 million from $2,055.5 million at June 30, 2014 primarily driven by the payment of the make-whole fee related to the prepayment of the Senior Notes and capital expenditures.
•	Free cash flow was $(33.7) million in the quarter compared to $35.6 million in the prior-year period.

First Quarter Fiscal 2015 Business Review by Segment

	Three Months Ended September 30,
						Adjusted
			Change			Operating		Change
	Net Revenues		Reported	Constant		Income		Reported	Constant
(in millions)	2014	2013	Basis	Currency	Like-for-like	2014	2013	Basis	Currency

Fragrances	$640.9	$658.9	(3%)	(3%)	(2%)	$120.5	$145.8	(17%)	(17%)
Color Cosmetics	344.1	311.5	10%	10%	10%	41.2	36.8	12%	8%
Skin & Body Care	197.3	207.8	(5%)	(5%)	(2%)	5.4	3.5	54%	54%
Total	$1,182.3	$1,178.2	—	—	1%	$167.1	$186.1	(10%)	(11%)

Fragrances

•	Fragrances net revenues decreased 2% like-for-like primarily reflecting a decline in non-power brands. In addition, there is continued pressure in the mass fragrance market. Partially offsetting the decrease in the segment was growth from the Calvin Klein and Marc Jacobs power brands driven by new launches.

•	Adjusted operating income for Fragrances decreased 17% to $120.5 million from $145.8 million in the prior-year period, resulting in an 18.8% adjusted operating income margin, a decline of 330 basis points versus the prior-year period, in part reflecting an increased level of brand investment.
•	In conjunction with the Organizational Redesign, revenues and costs associated with the Playboy brand have been reclassified from the Fragrances segment to the Skin & Body Care segment. The change has been reflected in each reporting period presented.

Color Cosmetics

•	Color Cosmetics net revenues increased 10% like-for-like driven by strong growth in the Rimmel and Sally Hansen power brands reflecting the success of new launches.
•	Adjusted operating income for Color Cosmetics increased 12% to $41.2 million from $36.8 million in the prior-year period, resulting in a 12.0% adjusted operating income margin, an increase of 20 basis points compared to the prior-year period.

Skin & Body Care

•	Skin & Body Care net revenues decreased 2% like-for-like, driven by a decline in body care products partially offset by an increase in the philosophy brand which recorded solid growth for the sixth consecutive quarter.
•	Adjusted operating income for Skin & Body Care increased 54% to $5.4 million from $3.5 million in the prior-year period, resulting in a 2.7% adjusted operating income margin, an increase of 100 basis points compared to the prior-year period.
•	In conjunction with the Organizational Redesign, revenues and costs associated with the Playboy brand have been reclassified from the Fragrances segment to the Skin & Body Care segment. The change has been reflected in each reporting period presented.

First Quarter Fiscal 2015 Business Review by Geographic Region

	Three Months Ended September 30,

				Change
	Net Revenues		Reported	Constant
(in millions)	2014	2013	Basis	Currency	Like-for-like

Americas	$447.3	$468.6	(5%)	(4%)	(4%)
EMEA	593.9	569.0	4%	4%	4%
Asia Pacific	141.1	140.6	—	—	3%
Total	$1,182.3	$1,178.2	—	—	1%

Americas

•	The net revenues decrease in the region reflects results in the U.S. and Canada, primarily driven by declines in the Fragrances segment.
•	Emerging markets in the region experienced double-digit growth driven by Brazil as a result of the new commercial partnership with Avon.

Europe, the Middle East & Africa

•	Growth in the region was driven by the U.K. and emerging markets such as Eastern Europe, South Africa and the Middle East.
•	Key brands contributing to the region’s growth include power brands Calvin Klein, Marc Jacobs, Rimmel and OPI.

Asia Pacific

•	Net revenues growth was primarily driven by Australia, Travel Retail, Hong Kong and Korea.
•	China experienced like-for-like growth, primarily reflecting strong performance by prestige channel fragrances.

Outlook for Fiscal 2015 Full Year

Coty is targeting to gradually return to profitable growth. The Company remains firmly focused on growing its power brands around the world behind innovation and strong support levels, while improving in market execution. Coty intends to intensify its focus on power brands. The $200 million of annual savings expected from the Global Efficiency Plan should help the Company make progress against the target over time.

Conference Call

Coty Inc. will host a conference call at 9:30 a.m. (ET) today, November 6, 2014 to discuss its results. The dial-in number for the call is 877-703-6102 in the U.S. or 857-244-7301 internationally (conference passcode number: 99602376). The call will also be webcast live at http://investors.coty.com. The conference call will be available for replay. The replay dial-in number is 888-286-8010 in the U.S. or 617-801-6888 outside the U.S. (conference passcode number: 83575423).

About Coty Inc.

Coty is a leading global beauty company with net revenues of $4.6 billion for the fiscal year ended June 30, 2014. Founded in Paris in 1904, Coty is a pure play beauty company with a portfolio of well-known fragrances, color cosmetics and skin & body care products sold in over 130 countries and territories. Coty’s product offerings include such power brands as adidas, Calvin Klein, Chloé, Davidoff, Marc Jacobs, OPI, philosophy, Playboy, Rimmel and Sally Hansen.

For additional information about Coty Inc., please visit www.coty.com.

Forward Looking Statements

Certain statements in this release are forward-looking statements. These forward-looking statements reflect Coty Inc.’s (the “Company”) current views with respect to, among other things, its future operations and financial performance; new brand and business partnerships; expected growth; its ability to support its planned business operation on a near- and long-term basis and its outlook for the full year fiscal 2015. These forward-looking statements are generally identified by words or phrases, such as “anticipate”, “estimate”, “plan”, “project”, “expect”, “believe”, “intend”, “foresee”, “forecast”, “will”, “may”, “should”, “outlook”, “continue”, “target”, “aim” and similar words or phrases. Reported results should not be considered an indication of future performance, and actual results may differ materially from the results predicted due to risks and uncertainties including:

•	the Company’s ability to achieve its global business strategy and compete effectively in the beauty industry;
•	the Company’s ability to anticipate, gauge and respond to market trends and consumer preferences, which may change rapidly, and market acceptance of new products;
•	the Company’s ability to identify suitable acquisition targets and managerial, integration, operational and financial risks associated with those acquisitions, including its recently announced offer to purchase Bourjois;
•	the Company’s ability to implement the Organizational Redesign restructuring program as planned and the success of the program in delivering anticipated improvements and efficiencies;

•	risks related to the Company’s international operations, including reputational, regulatory, economic and foreign political risks, such as the political instability in Eastern Europe and the Middle East, the debt crisis and economic environment in Europe and fluctuations in currency exchange rates;
•	dependence on certain licenses, entities performing outsourced functions and third-party suppliers;
•	the Company’s and its brand partners’ and licensors’ ability to obtain, maintain and protect the intellectual property rights used in the Company’s products and the Company’s and its brand partners’ abilities to protect their respective reputations;
•	the ability and willingness of the Company’s business partners to deliver under the Company’s agreements with them;
•	administrative, development or other difficulties in meeting the expected timing of market expansions, product launches and marketing efforts;
•	impairments to the Company’s goodwill and other assets;
•	global political and/or economic uncertainties or disruptions, including a general economic downturn, a sudden disruption in business conditions affecting consumer purchases of the Company’s products and volatility in the financial markets;
•	the Company’s ability to manage seasonal variability;
•	consolidation among retailers, shifts in consumers’ preferred distribution channels, and other changes in the retail environment in which the Company sells its products;
•	disruptions in operations;
•	increasing dependency on information technology and the Company’s ability to protect against service interruptions, data corruption, cyber-based attacks or network security breaches;
•	changes in laws, regulations and policies that affect the Company’s business or products;

and

•	the illegal distribution and sale by third parties of counterfeit versions of the Company’s products.

More information about potential risks and uncertainties that could affect the Company’s business and financial results is included under “Risk Factors” and “Management Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2014 and other periodic reports the Company may file with the Securities and Exchange Commission from time to time.

The Company assumes no responsibility to update forward-looking statements made herein or otherwise.

For more information:

Investor Relations
Kevin Monaco, 212-389-6815

Media
Catherine Walsh, 212-389-7346

Non-GAAP Financial Measures

The company operates on a global basis, with the majority of net revenues generated outside of the U.S. Accordingly, fluctuations in foreign currency exchange rates can affect results of operations. Therefore, to supplement financial results presented in accordance with GAAP, certain financial information is presented excluding the impact of foreign currency exchange translations to provide a framework for assessing how the underlying businesses performed excluding the impact of foreign currency exchange translations (“constant currency”). Constant currency information compares results between periods as if exchange rates had remained constant period-over-period, with the current period’s results calculated at the prior-year period’s rates. The Company calculates constant currency information by translating current and prior-period results for entities reporting in currencies other than U.S. dollars into U.S. dollars using constant foreign currency exchange rates. The constant currency calculations do not adjust for the impact of revaluing specific transactions denominated in a currency that is different to the functional currency of that entity when exchange rates fluctuate. The constant currency information presented may not be comparable to similarly titled measures reported by other companies. The Company discloses the following constant currency financial measures: net revenues and adjusted operating income.

The Company presents growth on a like-for-like basis. The Company believes that like-for-like growth better enables management and investors to analyze and compare our organic growth from period to period. In the periods described in this release, like-for-like growth excludes the impact of foreign currency exchange translations, the discontinuation of the TJoy brand, the reorganization of our mass business in China, the divestiture of one of our licenses and the expiration of a certain North American service agreement that was not renewed and does not exclude revenues from the acquisition or conversion of third-party distributors. For reconciliation of our net revenues like-for-like growth, see the table entitled “Reconciliation of Reported Net revenues to Like-For-Like Net Revenues.” For a reconciliation of our like-for-like growth by segment and geographic region, see the tables entitled “Net Revenues and Adjusted Operating Income by Segment” and “Net Revenues by Geographic Regions.”

The Company presents SG&A, operating income, operating income margin, gross margin, effective tax rate, cash tax rate, net income, net income margin, net revenues and EPS (diluted) on a non-GAAP basis and specifies that these measures are non-GAAP by using the term “adjusted”. The Company believes these non-GAAP financial measures better enable management and investors to analyze and compare the underlying business results from period to period. In calculating adjusted SG&A expense, operating income, operating income margin, gross margin, effective tax rate, cash tax rate, net income, net income margin and EPS (diluted), the Company excludes the impact of nonrecurring items, private company share-based compensation expense, impairment charges and restructuring costs, to the extent applicable. The Company has provided a quantitative reconciliation of the difference between the non-GAAP financial measures and the financial measures calculated and reported in accordance with GAAP. For a reconciliation of adjusted SG&A expense to SG&A expense, adjusted gross margin to gross margin, adjusted EPS (diluted) to EPS (diluted), and adjusted net revenues to net revenues, see the table entitled “Reconciliation of Reported to Adjusted Results for the Consolidated Statements of Operations.” For a reconciliation of adjusted operating income to operating income and adjusted operating income margin to operating income margin, see the table entitled “Reconciliation of Reported Operating Income to Adjusted Operating Income.” For a reconciliation of adjusted effective tax rate and adjusted cash tax rate to effective tax rate, see the table entitled “Reconciliation of Reported Income Before Income Taxes and Effective Tax Rates to Adjusted Income Before Income Taxes, Effective Taxes and Cash Tax Rate.” For a reconciliation of adjusted net income and adjusted net income margin to net income, see the table entitled “Reconciliation of Reported Net Income to Adjusted Net Income.”

The Company presents net working capital, which is defined as Accounts Receivable plus Inventory minus Accounts Payable, which can be found in the “Consolidated Balance Sheet.”

The Company also presents free cash flow and the cash conversion ratio. Free cash flow is defined as net cash provided by operating activities, less capital expenditures. Free cash flow excludes cash used for private company stock option exercises and cash used for acquisitions. Management believes that free cash flow is useful for investors because it provides them with an important perspective on the cash available for debt repayment and other strategic measures, after making necessary capital investments in property and equipment to support the Company’s ongoing business operations, and provides them with the same measures that management uses as the basis for making resource allocation decisions. For a reconciliation of Free Cash Flow, see the table entitled “Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow.” The cash conversion ratio is defined as net cash provided by operating activities divided by the adjusted operating income.

These non-GAAP measures should not be considered in isolation, or as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

- Tables Follow -

COTY INC.

SUPPLEMENTAL SCHEDULES INCLUDING NON-GAAP FINANCIAL MEASURES

RECONCILIATION OF REPORTED TO ADJUSTED RESULTS FOR THE CONSOLIDATED STATEMENTS OF OPERATIONS

These supplemental schedules provide adjusted Non-GAAP financial information and a quantitative reconciliation of the difference between the Non-GAAP financial measure and the financial measure calculated and reported in accordance with GAAP.

	Three Months Ended September 30, 2014
					Adjusted
				Foreign	Results at
	Reported		Adjusted	Currency	Constant
(in millions)	(GAAP)	Adjustments(a)	(Non-GAAP)	Translation	Currency

Net revenues	$1,182.3	$0.5	$1,181.8	$0.1	$1,181.9
Cost of sales	482.2	5.3	476.9	1.3	478.2
Gross Profit	700.1	(4.8)	704.9	(1.2)	703.7
Gross Margin	59.2%		59.6%		59.5%
Selling, general and administrative expenses	520.6	1.7	518.9	(0.3)	518.6
as % of Net revenues	44.0%		43.9%		43.9%
Amortization expense	18.9	—	18.9	—	18.9
Restructuring costs	40.5	40.5	—	—	—
Operating income	120.1	47.0	167.1	$(0.9)	$166.2
as % of Net revenues	10.2%		14.1%		14.1%
Interest expense, net	19.6	—	19.6
Loss on early extinguishment of debt	88.8	88.8	—
Income before income taxes	11.7	135.8	147.5
(Benefit) provision for income taxes	(5.0)	(41.8)	36.8
Net income	16.7	94.0	110.7
Net income attributable to noncontrolling interests	5.0	(1.6)	6.6
Net income attributable to redeemable noncontrolling interests	1.1	—	1.1
Net income attributable to Coty Inc.	$10.6	$92.4	$103.0
as % of Net revenues	0.9%		8.7%

EPS (diluted)	$0.03		$0.28

	Three Months Ended September 30, 2013
	Reported		Adjusted
(in millions)	(GAAP)	Adjustments(a)	(Non-GAAP)

Net revenues	$1,178.2	$—	$1,178.2
Cost of sales	472.0	—	472.0
Gross Profit	706.2	—	706.2
Gross Margin	59.9%		59.9%
Selling, general and administrative expenses	516.4	18.9	497.5
as % of Net revenues	43.8%		42.2%
Amortization expense	22.6	—	22.6
Restructuring costs	1.6	1.6	—
Operating income	165.6	20.5	186.1
as % of Net revenues	14.1%		15.8%
Interest expense, net	17.4	—	17.4
Other income, net	(0.2)	—	(0.2)
Income before income taxes	148.4	20.5	168.9
Provision for income taxes	46.2	(5.7)	51.9
Net income	102.2	14.8	117.0
Net income attributable to noncontrolling interests	4.3	—	4.3
Net income attributable to redeemable noncontrolling interests	4.4	—	4.4
Net income attributable to Coty Inc.	$93.5	$14.8	$108.3
as % of Net revenues	7.9%		9.2%

EPS (diluted)	$0.24		$0.28

(a)	See “Reconciliation of Reported Operating Income to Adjusted Operated Income” and “Reconciliation of Reported Net Income to Adjusted Net Income” for a detailed description of adjusted items.

RECONCILIATION OF REPORTED OPERATING INCOME TO ADJUSTED OPERATING INCOME

	Three Months Ended September 30,
(in millions)	2014	2013	Change
Reported Operating Income	$120.1	$165.6	(27%)
% of Net revenues	10.2%	14.1%
Restructuring and other business realignment costs (a)	41.3	2.8	>100%
Acquisition-related costs (b)	4.7	0.2	>100%
Share-based compensation expense adjustment (c)	0.6	9.9	(94%)
China Optimization (d)	0.4	—	N/A
Real estate consolidation program costs (e)	—	6.7	(100%)
Public entity preparedness costs (f)	—	0.9	(100%)
Total adjustments to Reported Operating Income	47.0	20.5	>100%
Adjusted Operating Income	$167.1	$186.1	(10%)
% of Net revenues	14.1%	15.8%

(a)	For the three months ended September 30, 2014 and 2013, respectively, charges related to restructuring programs of $40.5 and $1.6 included in restructuring costs in the Condensed Consolidated Statements of Operations in Corporate and other business realignment costs of $0.8 and $1.2, which includes $0.2 of accelerated depreciation, included in selling, general and administrative expenses in the Condensed Consolidated Statements of Operations in Corporate.
(b)	For the three months ended September 30, 2014, charges related to the revaluation of inventory buyback associated with the planned conversion from distributor to subsidiary distribution model in a select emerging market, included in cost of sales in the Condensed Consolidated Statements of Operations in Corporate. For the three months ended September 30, 2013, acquisition-related costs consisted of external costs directly related to certain completed or contemplated business combinations, included in selling, general and administrative expenses in the Condensed Consolidated Statements of Operations in Corporate.
(c)	From June 12, 2013, the effective date of the share-based compensation plan amendments, the share-based compensation expense adjustment represents the difference between equity plan accounting using the grant date fair value and equity plan accounting using the June 12, 2013 fair value. Prior to June 12, 2013, the share-based compensation expense adjustment represented the difference between share-based compensation expense accounted for under equity plan accounting based on grant date fair value, and under liability plan accounting. These amounts are included in selling, general and administrative expenses in the Condensed Consolidated Statements of Operations in Corporate.
(d)	For the three months ended September 30, 2014 charges related to China Optimization, which consisted of costs of $1.7 in the Skin & Body Care segment and income of $1.3 in the Color Cosmetics segment. China Optimization costs primarily reflect the refinement in estimates.
(e)	For the three months ended September 30, 2013 charges related to the consolidation of real estate in New York. These amounts are included in selling, general and administrative expenses in the Condensed Consolidated Statements of Operations in Corporate.
(f)	Charges in the three months ended Sep 30, 2013 related to a third party expense reimbursement to JAB and remaining miscellaneous costs associated with the Company’s initial public offering. These amounts are included in selling, general and administrative expenses in the Condensed Consolidated Statements of Operations in Corporate.

RECONCILIATION OF REPORTED INCOME BEFORE INCOME TAXES AND EFFECTIVE TAX RATES TO ADJUSTED INCOME BEFORE INCOME TAXES, EFFECTIVE TAX RATES AND CASH TAX RATES

	Three Months Ended September 30, 2014			Three Months Ended September 30, 2013
(in millions)	Income Before Income Taxes	Provision for Income Taxes	Effective Tax Rate	Income Before Income Taxes	Provision for Income Taxes	Effective Tax Rate
Reported income before income taxes	$11.7	(5.0)	(42.7%)	$148.4	46.2	31.1%
Adjustments to Reported Operating Income(a)	47.0	14.5		20.5	5.7
Other adjustments(b)	88.8	27.3
Adjusted Income Before Income Taxes	$147.5	$36.8	24.9%	$168.9	$51.9	30.7%

(a)	See “Reconciliation of Operating Income to Adjusted Operating Income.”
(b)	See “Reconciliation of Net Income Attributable to Coty Inc. to Adjusted Net Income Attributable to Coty Inc.”

	Adjusted Income Before Income Taxes	Cash Paid for Income Taxes	Cash Tax Rate	Adjusted Income Before Income Taxes	Cash Paid for Income Taxes	Cash Tax Rate
Cash Paid for Income Taxes	$147.5	$26.6	18.0%	$168.9	$17.7	10.5%

RECONCILIATION OF REPORTED NET INCOME TO ADJUSTED NET INCOME

	Three Months Ended September 30,
(in millions)	2014	2013	Change
Reported Net Income Attributable to Coty Inc.	$10.6	$93.5	(89%)
% of Net revenues	0.9%	7.9%
Adjustments to Reported Operating Income (a)	47.0	20.5	>100%
Loss on early extinguishment of debt (b)	88.8	—	N/A
Adjustments to noncontrolling interest expense (c)	(1.6)	—	N/A
Change in tax provision due to adjustments to Reported Net Income
Attributable to Coty Inc.	(41.8)	(5.7)	<(100%)
Adjusted Net Income Attributable to Coty Inc.	$103.0	$108.3	(5%)
% of Net revenues	8.7%	9.2%
Per Share Data:
Adjusted weighted-average common shares
Basic	354.2	384.0
Diluted	364.3	393.5
Adjusted Net Income Attributable to Coty Inc. per Common Share:
Basic	0.29	0.28
Diluted	0.28	0.28

(a)	See “Reconciliation of Reported Operating Income to Adjusted Operating Income.”
(b)	In the three months ended September 30, 2014 loss on early extinguishment of debt associated with repurchase of the Senior Notes. Included in loss on early extinguishment of debt in the Condensed Consolidated Statements of Operations.
(c)	In the three months ended September 30, 2014 noncontrolling interest expense related to the revaluation of inventory buyback associated with the planned conversion from distributor to subsidiary distribution model in a select emerging market. Included in net income attributable to noncontrolling interests in the Condensed Consolidated Statements of Operations.

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

	Three Months Ended September 30,
(in millions)	2014	2013
Net cash provided by operating activities	$26.2	$101.2
Capital expenditures	(59.9)	(65.6)
Free cash flow	$(33.7)	$35.6

Cash used for private company stock option exercises	—	—
Free cash flow excluding cash used for private company stock option exercises	$(33.7)	$35.6

NET REVENUES AND ADJUSTED OPERATING INCOME BY SEGMENT

	Three Months Ended September 30,
			Change			Adjusted Operating		Change
	Net Revenues		Reported	Constant		Income		Reported	Constant
(in millions)	2014	2013	Basis	Currency	Like-for-like	2014	2013	Basis	Currency

Fragrances	$640.9	$658.9	(3%)	(3%)	(2%)	$120.5	$145.8	(17%)	(17%)
Color Cosmetics	344.1	311.5	10%	10%	10%	41.2	36.8	12%	8%
Skin & Body Care	197.3	207.8	(5%)	(5%)	(2%)	5.4	3.5	54%	54%
Total	$1,182.3	$1,178.2	—	—	1%	$167.1	$186.1	(10%)	(11%)

NET REVENUES BY GEOGRAPHIC REGION

	Three Months Ended September 30,
			Change
	Net Revenues		Reported	Constant
(in millions)	2014	2013	Basis	Currency	Like-for-like

Americas	$447.3	$468.6	(5%)	(4%)	(4%)
EMEA	593.9	569.0	4%	4%	4%
Asia Pacific	141.1	140.6	—	—	3%
Total	$1,182.3	$1,178.2	—	—	1%

RECONCILIATION OF REPORTED NET REVENUES TO LIKE-FOR-LIKE NET REVENUES

	Three Months Ended September 30,
(in millions)	2014	2013	Change

Reported Net Revenues	$1,182.3	$1,178.2	—
TJoy Discontinuation and China Optimization (a)	0.3	4.6	(93%)
2013 Ceased Activities (b)	—	2.3	(100%)
Net Revenues (excluding TJoy Discontinuation, China Optimization and 2013 Ceased Activities)	$1,182.0	$1,171.3	1%

Net Revenues at Constant Rates	$1,182.4	$1,178.2	—

Net Revenues at Constant Rates (excluding TJoy Discontinuation, China Optimization and 2013 Ceased Activities)	$1,182.1	$1,171.3	1%

(a)	In fiscal 2014, we announced the discontinuation our TJoy brand and the reorganization of our mass business in China (“China Optimization”).
(b)	In fiscal 2013, one of our licenses was divested and a certain North American service agreement expired and was not renewed (“2013 Ceased Activities”). The 2013 Ceased Activities had residual net revenues in the three months ended September 30, 2014.

RECONCILIATION OF REPORTED OPERATING INCOME TO ADJUSTED OPERATING INCOME BY SEGMENT

	Three Months Ended September 30, 2014
(in millions)	Reported (GAAP)	Adjustments(a)	Adjusted (Non-GAAP)	Foreign Currency Translation	Adjusted Results at Constant Currency
OPERATING INCOME (LOSS)
Fragrances	$120.5	$—	$120.5	$0.5	$121.0
Color Cosmetics	42.5	1.3	41.2	(1.4)	39.8
Skin & Body Care	3.7	(1.7)	5.4	—	5.4
Corporate	(46.6)	(46.6)	—	—	—
Total	$120.1	$(47.0)	$167.1	$(0.9)	$166.2

OPERATING MARGIN
Fragrances	18.8%		18.8%		18.9%
Color Cosmetics	12.4%		12.0%		11.6%
Skin & Body Care	1.9%		2.7%		2.7%
Corporate	N/A		N/A		N/A
Total	10.2%		14.1%		14.1%

	Three Months Ended September 30, 2013
(in millions)	Reported (GAAP)	Adjustments(a)	Adjusted (Non-GAAP)
OPERATING INCOME (LOSS)
Fragrances	$145.8	$—	$145.8
Color Cosmetics	36.8	—	36.8
Skin & Body Care	3.5	—	3.5
Corporate	(20.5)	(20.5)	—
Total	$165.6	$(20.5)	$186.1

OPERATING MARGIN
Fragrances	22.1%		22.1%
Color Cosmetics	11.8%		11.8%
Skin & Body Care	1.7%		1.7%
Corporate	N/A		N/A
Total	14.1%		15.8%

(a)	See “Reconciliation of Reported Operating Income to Adjusted Operated Income” for a detailed description of adjusted items.

COTY INC. & SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	September 30,
(in millions, except per share data)	2014	2013

Net revenues	$1,182.3	$1,178.2
Cost of sales	482.2	472.0
as % of Net revenues	40.8%	40.1%
Gross profit	700.1	706.2
Gross margin	59.2%	59.9%
Selling, general and administrative expenses	520.6	516.4
as % of Net revenues	44.0%	43.8%
Amortization expense	18.9	22.6
Restructuring costs	40.5	1.6
Operating income	120.1	165.6
as % of Net revenues	10.2%	14.1%
Interest expense, net	19.6	17.4
Loss on extinguishment of debt	88.8	—
Other income	—	(0.2)
Income before income taxes	11.7	148.4
as % of Net revenues	1.0%	12.6%
Provision for income taxes	(5.0)	46.2
Net income	16.7	102.2
as % of Net revenues	1.4%	8.7%
Net income attributable to noncontrolling interests	5.0	4.3
Net income attributable to redeemable noncontrolling interests	1.1	4.4
Net income attributable to Coty Inc.	$10.6	$93.5
as % of Net revenues	0.9%	7.9%
Net income attributable to Coty Inc. per common share:
Basic	$0.03	$0.24
Diluted	0.03	0.24
Weighted-average common shares outstanding:
Basic	354.2	384.0
Diluted	364.3	393.5

COTY INC. & SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30,	June 30,
(in millions)	2014	2014
ASSETS
Current assets:
Cash and cash equivalents	$1,002.7	$1,238.0
Trade receivables—less allowances of $19.2 and $16.7, respectively	805.3	664.8
Inventories	638.7	617.4
Prepaid expenses and other current assets	190.7	201.2
Deferred income taxes	62.5	63.4
Total current assets	2,699.9	2,784.8
Property and equipment, net	518.6	540.3
Goodwill	1,324.7	1,342.8
Other intangible assets, net	1,804.5	1,837.1
Deferred income taxes	8.5	11.4
Other noncurrent assets	70.5	76.1
TOTAL ASSETS	$6,426.7	$6,592.5
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$793.2	$810.2
Accrued expenses and other current liabilities	853.8	723.6
Short-term debt and current portion of long-term debt	683.0	33.4
Income and other taxes payable	5.5	29.4
Deferred income taxes	0.5	0.7
Total current liabilities	2,336.0	1,597.3
Long-term debt	2,554.9	3,260.1
Pension and post-employment benefits	263.6	272.5
Deferred income taxes	258.7	273.3
Other noncurrent liabilities	227.8	228.7
Total liabilities	5,641.0	5,631.9
COMMITMENTS AND CONTINGENCIES
REDEEMABLE NONCONTROLLING INTERESTS	85.5	106.2
EQUITY:
Common stock	3.8	3.8
Additional paid-in capital	1,830.4	1,926.9
Accumulated deficit	(415.8)	(426.4)
Accumulated other comprehensive loss	(158.4)	(85.1)
Treasury stock	(575.4)	(575.4)
Total Coty Inc. stockholders’ equity	684.6	843.8
Noncontrolling interests	15.6	10.6
Total equity	700.2	854.4
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY	$6,426.7	$6,592.5

COTY INC. & SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	September 30,
(in millions)	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$16.7	$102.2
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	58.8	64.8
Deferred income taxes	(12.9)	30.9
Provision for bad debts	1.6	3.0
Provision for pension and other post-employment benefits	5.6	4.5
Share-based compensation	0.1	14.2
Loss on early extinguishment of debt	88.8	—
Other	6.0	2.5
Change in operating assets and liabilities, net of effects from purchase of acquired companies:
Trade receivables	(167.0)	(156.0)
Inventories	(46.0)	(45.2)
Prepaid expenses and other current assets	3.1	23.0
Accounts payable	35.7	40.3
Accrued expenses and other current liabilities	56.3	21.4
Tax accruals	(24.4)	(3.5)
Other noncurrent assets	2.5	(1.4)
Other noncurrent liabilities	1.3	0.5

Net cash provided by operating activities	26.2	101.2

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(59.9)	(65.6)
Payments for business combinations	(0.6)	(25.0)
Proceeds from sale of asset	0.1	—

Net cash used in investing activities	(60.4)	(90.6)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term debt, original maturity more than three months	609.8	5.2
Repayments of short-term debt, original maturity more than three months	(5.5)	(13.3)
Net proceeds from short-term debt, original maturity less than three months	29.7	4.2
Proceeds from revolving loan facilities	152.0	175.0
Repayments of revolving loan facilities	(341.5)	(175.0)
Proceeds from issuance of long-term debt	0.9	—
Repayments of Senior Notes	(584.6)	—
Net proceeds from issuance of Common Stock	7.8	1.6
Payments for purchases of Common Stock held as Treasury Stock	—	(0.2)
Net proceeds from (payments for) foreign currency contracts	3.5	(0.2)
Payment for business combinations – contingent consideration	—	(1.1)
Proceeds from mandatorily redeemable noncontrolling interests	—	2.2
Distributions to noncontrolling interests	—	(3.6)
Purchase of additional noncontrolling interests	(14.9)	—
Distributions to redeemable noncontrolling interests	(0.2)	(4.0)
Payment of deferred financing fees	(5.0)	(0.5)

Net cash (used in) provided by financing activities	(148.0)	(9.7)

EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	(53.1)	25.5

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(235.3)	26.4
CASH AND CASH EQUIVALENTS—Beginning of period	1,238.0	920.4

CASH AND CASH EQUIVALENTS—End of period	$1,002.7	$946.8

SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION:
Cash paid during the year for interest	$18.8	$9.5
Cash paid during the year for income taxes, net of refunds received	26.6	17.7
SUPPLEMENTAL DISCLOSURES OF NONCASH FINANCING AND INVESTING ACTIVITIES
Accrued capital expenditure additions	$35.6	$35.7
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